SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2002

HILLENBRAND INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation)	1-6651 (Commission File Number)	35-1160484 (IRS Employer Identification No.)

700 State Route 46 East Batesville, Indiana (Address of principal executive offices)	47006-8835 (Zip Code)

Registrant’s telephone number, including area code:  (812) 934-7000

Not Applicable
(Former name or former address,
if changed since last report.)

Item 5. OTHER EVENTS.

     On November 21, 2002, the Company announced expected operating results for the fourth quarter of 2002, excluding the impact of any antitrust litigation charge in the fourth quarter related to the litigation with Kinetic Concepts Inc.

     On November 21, 2002, the Company also announced that it had amended the $500 million senior revolving credit facilities obtained on August 2, 2002. The amendments provide the Company with additional flexibility in utilization of the credit facilities. The facilities are with a syndicate of banks led by Bank of America, N.A. and Citicorp USA, Inc. Copies of the amendments to the credit facilities are filed as Exhibits 10.15 and 10.16 to this Current Report on Form 8-K. The contents of such Exhibits are incorporated herein by reference.

     The above announcements are more fully described in the press releases filed as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K. The contents of such Exhibits are incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

10.15	First Amendment to 364-Day Credit Agreement dated November 20, 2002 among Hillenbrand Industries, Inc. and Bank of America, N.A., as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent, and other lenders.

10.16	First Amendment to Three-Year Credit Agreement dated November 20, 2002 among Hillenbrand Industries, Inc. and Bank of America, N.A., as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent, and other lenders.

99.1	Press release dated November 21, 2002 issued by the Company announcing expected fourth quarter 2002 operating results, excluding antitrust litigation charge.

99.2	Press release dated November 21, 2002 issued by the Company announcing amendments to existing $500 million senior revolving credit facilities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND INDUSTRIES, INC.

DATE:	November 22, 2002	BY: /s/ Scott K. Sorensen Scott K. Sorensen Vice President and Chief Financial Officer

DATE:	November 22, 2002	BY: /s/ Gregory N. Miller Gregory N. Miller Vice President and Controller

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EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.15	First Amendment to 364-Day Credit Agreement dated November 20, 2002 among Hillenbrand Industries, Inc. and Bank of America, N.A., as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent, and other lenders.

10.16	First Amendment to Three-Year Credit Agreement dated November 20, 2002 among Hillenbrand Industries, Inc. and Bank of America, N.A., as Administrative Agent, and Citicorp USA, Inc., as Syndication Agent, and other lenders.

99.1	Press release dated November 21, 2002 issued by the Company announcing expected fourth quarter 2002 operating results, excluding antitrust litigation charge.

99.2	Press release dated November 21, 2002 issued by the Company announcing amendments to existing $500 million senior revolving credit facilities.

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